Exhibit 10.25

CONFIDENTIAL

EXECUTION VERSION

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (as may be amended, supplemented, modified or varied from time to time in accordance with the terms herein, this “Agreement”) is made and entered into as of June 15, 2021, by and among Full Truck Alliance Co. Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and the Persons listed on Schedule 1 hereto (collectively, the “Investors,” and each an “Investor”). Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H :

WHEREAS, the Company is proposing to issue and sell to the Investors (the “Offering”) a certain number of the Company’s class A ordinary shares, US$0.00001 par value per share (the “Class A Ordinary Shares”), at a purchase price per share equal to the public offering price per Class A Ordinary Share (after giving effect to any adjustment for the conversion ratio between American depositary shares and Class A Ordinary Shares if American depositary shares representing the Class A Ordinary Shares (“ADSs”) are offered to the public) (the “IPO Price”) in the Company’s proposed registered initial public offering (the “IPO”) pursuant to a Registration Statement on Form F-1 to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) (as may be subsequently amended from time to time, the “Registration Statement”), upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Shares (defined below) are being offered to the Investors in a transaction exempt from registration pursuant to Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, the parties hereto agree as follows:

1. Agreement to Sell and Purchase the Shares.

1.1

Upon the terms and subject to the conditions hereinafter set forth, at the Closing (defined below) with respect to an Investor, the Company will sell to such Investor, and such Investor will purchase from the Company, a number of Class A Ordinary Shares (the “Shares” of such Investor) equal to such Investor’s Investment Amount divided by the IPO Price (such number of Shares to be rounded down in the case of any fractional shares and the Investment Amount to be reduced by the value of any such fractional Share (as calculated on the basis of the IPO Price)), at a purchase price per Share equal to the IPO Price. For purpose hereof, the “Investment Amount” of an Investor means the “Investment Amount” set forth against such Investor in Schedule 1 hereto reduced by the outcome of the number of such fractional shares (if any) multiplied by the IPO Price.

2. Closings and Delivery of Shares and Funds.

2.1

The completion of the purchase and sale of the Shares with respect to each Investor (the “Closing” with respect to such Investor) shall occur, unless the Company and such Investor otherwise agree to a later date in writing, concurrently with or as soon as practicable after the closing of the IPO in accordance with the terms of the underwriting agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”) via the remote exchange of electronic documents and signatures. Notwithstanding anything herein to the contrary, (a) the Company’s agreement with each Investor hereunder is a separate agreement, and the sale and issuance of Shares to each Investor hereunder is a separate sale and issuance, and (b) in the event that any Investor is unable to consummate its Closing concurrently with the other Investors, the Company may, at its sole discretion, elect to effect one or more separate Closings with respect to the sale and issuance of the Shares of any one or more other Investors at different times without affecting the rights and obligations as between the Company and any other Investor hereunder (and the date on which the Closing with respect to an Investor occurs shall be referred to as the “Closing Date” with respect to such Investor).

2.2

At the Closing with respect to an Investor, (i) the Company shall deliver, or cause to be delivered, to such Investor, (a) a certified true copy of an extract of the register of members of the Company evidencing that such Shares have been issued and registered in the name of such Investor, (b) a legal opinion of the Company’s Cayman Islands counsel, dated as of the Closing Date with respect to such Investor, covering the Shares of such Investor and otherwise substantially in the form of the opinion delivered to the underwriters in connection with the IPO, and (c) a scanned copy of the executed share certificate issued in the name of such Investor representing the Shares being issued to such Investor, with the original share certificate to be delivered to such Investor within ten (10) business days following the Closing; and (ii) such Investor shall deliver, or cause to be delivered, to the Company the Investment Amount of such Investor pursuant to Section 2.5.

2.3

The Company’s obligation to issue and sell the Shares to an Investor at the Closing with respect to such Investor shall be subject to the following conditions, each of which may be waived by the Company: (a) the closing of the IPO in accordance with the terms of Underwriting Agreement, (b) the accuracy in all material respects of the representations and warranties made by such Investor in Section 4 as of the date of this Agreement and as of the Closing Date (to the extent any representations and warranties are qualified by materiality, such representations and warranties shall be true and correct in all respects), and the fulfillment in all material respects of those undertakings of such Investor to be fulfilled hereunder prior to the Closing with respect to such Investor, and (c) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

2.4

Each Investor’s obligation to purchase the Shares shall be subject to the following conditions, each of which may be waived by such Investor: (a) the closing of the IPO in accordance with the terms of the Underwriting Agreement, (b) the accuracy in all material respects of the representations and warranties made by the Company in Section 3 as of the date of this Agreement and as of the Closing Date (except that (i) the representations and warranties contained in Sections 3.3 and 3.4 and (ii) any representations and warranties that are qualified by materiality shall be true and correct in all respects), and the fulfillment in all material respects of those undertakings of the Company to be fulfilled hereunder prior to the Closing with respect to such Investor, (c) all corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Shares shall have been completed, (d) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement; and no action, suit, proceeding or investigation shall have been instituted or threatened by a governmental authority of competent jurisdiction that seeks to restrain, enjoin, prevent, prohibit, or otherwise makes illegal the consummation of the transactions contemplated by this Agreement, and (e) the ADSs shall have been listed on the New York Stock Exchange.

2.5

At the Closing with respect to an Investor, such Investor shall remit (or cause to be remitted), by wire transfer of immediately available USD funds, an amount equal to the Investment Amount of such Investor, to the following account:

Account Name: FULL TRUCK ALLIANCE CO.LTD.

Bank Code: 006

Branch Code: 391

SWIFT Code: CITIHKHXXXX

USD Internet Bearing Account: 1087465019

Beneficiary Bank Name: Citibank N.A., Hong Kong Branch

Reference: Concurrent Private Placement

Such funds shall be remitted as soon as practicable on the Closing Date.

3. Representations, Warranties and Covenants of the Company.

The Company hereby represents and warrants to, as of the date of this Agreement and as of the Closing Date, and covenants with each Investor that:

3.1

The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as presently conducted by it.

3.2

The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid, binding, and enforceable contract of the Company, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, other similar laws relating to or affecting the rights of creditors generally.

3.3

The Company has the requisite corporate power and authority to issue and sell the Shares to such Investor. The Shares being purchased by such Investor hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued and fully-paid and non-assessable, and will be owned by such Investor free of liens, encumbrances, third party right, claim, and restrictions of any kind or nature other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, and (b) any liens, encumbrances or restrictions on transfer that are created or imposed by such Investor.

3.4

(a) All issued and outstanding ordinary shares and preferred shares are validly issued, fully paid and non-assessable; and (b) all outstanding shares of capital stock of the Company and all outstanding shares of capital stock of each of the Company’s subsidiaries and consolidated affiliated entities (each a “Subsidiary” and collectively, “Subsidiaries”) have been issued in compliance with, in all material respects, (i) all applicable federal and state securities laws and other applicable laws and (ii) all requirements set forth in applicable contracts, without violation of preemptive rights, rights of first refusal or other similar rights.

3.5

The Registration Statement (as supplemented or amended), including the prospectus therein, will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and, when considered together with the IPO Price and the number of Class A Ordinary Shares sold in the IPO will not, as of the applicable effective date and the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.6

The Company is not and, after giving effect to the issuance and sale of the Shares, the consummation of the IPO and the application of the proceeds hereof and thereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

3.7

The entry into and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of the Company or its Subsidiaries, (b) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement to which the Company or any of its Subsidiaries is a party, or (c) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or its Subsidiaries, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given or will have been obtained, made or given on or prior to the Closing Date. For the purpose of this Agreement, “Material Adverse Effect” means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (i) the financial condition, assets, liabilities, results of operations, business, prospects or operations of the Company and its Subsidiaries taken as a whole; or (ii) the ability of the Company to perform its obligations under this Agreement or the Underwriting Agreement.

3.8

The business of the Company or its Subsidiaries is not being conducted in violation of any law or government order applicable to the Company and its Subsidiaries except for violations which do not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.9

Since December 31, 2020 until the date hereof and to the Closing Date, there has not been any event, fact, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

3.10

There are no actions by or against the Company or its Subsidiaries or affecting the business or assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company’s knowledge, threatened to be brought by or before any governmental authority, in each case, that has had or would reasonably be expected to have a Material Adverse Effect.

3.11	The Company is a foreign issuer, as defined in and for purposes of, Regulation S.

3.12

(a) The Company and each of its Subsidiaries have timely and accurately filed all tax returns and reports as required by applicable law; and (b) the Company and each of its Subsidiaries have timely paid all taxes and other assessments and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except in each case of clauses (a) and (b) above, for such failure or deficiency which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.13

Assuming the accuracy of such Investor’s representations and warranties set forth herein, (a) the issuance and sale of the Shares by the Company to such Investor contemplated herein comply with the requirements of Regulation S and will not be integrated with the IPO pursuant to applicable rules and regulations issued under the Securities Act and (b) in connection with the offer and sale of the Shares by the Company, it will not be necessary to register the Shares under the Securities Act. No directed selling efforts (as defined in Rule 902 of Regulation S) have been made by the Company, any of its affiliates or any person acting on its behalf with respect to the Shares.

3.14

Following a request from an Investor in connection with a proposed sale of Shares directly or in the form of ADSs, the Company shall take all actions necessary or appropriate to remove the legend referred to in Section 4.1(3) from any certificate(s) representing such Shares or American Depositary Receipts representing ADS and to remove any related stop transfer instructions, and shall take all actions reasonably necessary or appropriate to convert the Shares into ADSs, at the time the relevant Shares are registered under the Securities Act (in connection with a sale of Shares or ADSs) or Shares or ADSs are to be sold pursuant to Rule 144 or another exemption from registration under the Securities Act. The Company further agrees, upon the request of an Investor, to use its reasonable best efforts to cooperate with such Investor in good faith to facilitate the future transfer of Shares by such Investor or the deposit by such Investor of Shares against delivery of ADSs, in each case in accordance with applicable securities laws.

4. Representations, Warranties and Covenants of the Investors.

Each Investor hereby, severally but not jointly, represents and warrants to, as of the date of this Agreement and as of the Closing Date, and covenants with the Company that:

4.1	(1) Such Investor is not a U.S. person (as defined in Regulation S) or purchasing for the account or benefit of a U.S. person.

(2) Such Investor understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Shares that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that if it decides to offer, resell, pledge or otherwise transfer any of the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (a) outside the United States in accordance with Rule 904 of Regulation S, (b) to a person whom such Investor reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (c) pursuant to Rule 144 under the Securities Act (if available), (d) pursuant to any other exemption from the registration requirements of the Securities Act, (e) pursuant to an effective registration statement under the Securities Act, or (f) to the Company, or one of its subsidiaries, in each of cases (b) through (f) in accordance with any applicable securities laws of any state of the United States.

(3) The certificate representing the Shares of such Investor shall be endorsed with the following legend:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S; (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (IV) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (IV) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT AND/OR ITS TRANSFER AGENT THAT ANY SUCH EXEMPTION IS AVAILABLE TO THE HOLDER, (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (VI) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (II) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

(4) Such Investor represents that by reason of its, or of its management’s, business or financial experience, such Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(5) Such Investor represents that it is acquiring the Shares pursuant to this Agreement for its own account, for investment purposes only and not with the view to, or with any intention of distribution thereof, and such Investor does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Shares in violation of the Securities Act or any other applicable state securities law.

(6) Such Investor understands that the Company, the underwriters for the IPO and others will rely upon the truth and accuracy of the representations, acknowledgements and agreements contained herein and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Shares is no longer accurate, such Investor shall promptly notify the Company.

(7) Such Investor is not a “restricted person” as defined in Rule 5130 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to Section (i)(10)(E)(vi) of such rule or such Investor qualifies for an exemption from the prohibitions under FINRA Rule 5130 by reason of subsection (c)(8) of such Rule.

4.2

Such Investor acknowledges that it has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company. Such Investor has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

4.3

Such Investor acknowledges that no action has been or will be taken in any jurisdiction by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares (including any filing of a registration statement), in any jurisdiction where action for that purpose is required. Such Investor will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.4

Such Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid, binding, and enforceable obligation of such Investor, except as the enforceability of the Agreement may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, other similar laws relating to or affecting the rights of creditors generally.

4.5

The entry into and performance of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

4.6

Such Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

4.7

Such Investor acknowledges that there can be no guarantee that the IPO will proceed or be completed (within any particular time period or at all), or that the IPO Price will be within any particular range, or that a public market will exist or continue to exist for the Shares. Such Investor hereby acknowledges that no liability of any person to such Investor will arise if the IPO is not announced, is delayed, does not proceed or is not completed for any reason by the dates and times contemplated or at all, or if the IPO Price is not within any particular range, or that a public market does not exist or does not continue to exist for the Shares, and such Investor hereby irrevocably waives any right (if any) to bring any action against any person on the basis of any of the foregoing.

4.8

Such Investor acknowledges that the IPO Price is to be determined solely and exclusively in accordance with the terms and conditions of the IPO and such Investor shall not have any right to raise any objection thereto.

5. Lock-Up. Each Investor, severally but not jointly, irrevocably agrees and consents to, from and after the Closing of such Investor, the terms and conditions of Schedule 3 (as if such terms and conditions were set forth herein in full). Each Investor hereby acknowledges that U.S. federal and state, and other applicable securities laws may restrict the sale of Securities (as defined in Schedule 3), irrespective of any restrictions on transfer or purchase set forth herein or any termination of this Agreement.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investors herein shall survive the execution of this Agreement, the delivery to the Investors of the Shares being purchased and the payment therefor.

7. Indemnification. The Company (the “Indemnifying Party”) shall indemnify and hold each Investor and its directors, officers, employees, advisors and agents (collectively the “Indemnified Party”) harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement; provided however that the aggregate liability of the Company to an Investor under this Section 7 shall not exceed the Investment Amount of such Investor.

8. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing to the number or address set forth in Schedule 2 hereto, and shall be conclusively deemed to have been duly given (a) when hand-delivered to the other parties, upon delivery; (b) when sent by facsimile or electronic mail, upon receipt of confirmation of error-free transmission or, in the case of electronic mail, upon such mail being sent unless the sending Party subsequently learns that such electronic mail was not successfully delivered; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid; or (d) three (3) business days after deposit with an overnight delivery service, postage prepaid with next-business-day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8, by giving the other parties written notice of the new address in the manner set forth above.

9. Changes. Except as contemplated herein, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations hereunder may not be assigned by any Party without the prior written consent of the Company (in the case of an assignment by any Investor; except that an Investor may assign all or any of its rights and obligations hereunder to any affiliate of such Investor without the consent of the Company, provided that no such assignment shall relieve the Investor of its obligations hereunder if such assignee does not perform such obligations) or the prior written consent of the Investors (in the case of an assignment by the Company).

13. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of New York (without giving effect to any choice of law principles thereof that would cause the application of the laws of another jurisdiction). The Parties hereto agree to use reasonable efforts to resolve any disputes arising out of or relating to this Agreement through consultation. In the event that the parties are unable to resolve a dispute arising hereunder within thirty (30) days of commencing such consultation, such dispute (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre

(“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English. The governing law of this arbitration clause shall be the laws of Hong Kong. The parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the parties or over the parties’ assets wherever the same may be located. All fees, costs and expenses (including attorney’s fees and expenses) incurred by any Party in connection with the arbitration shall be borne by the losing Party. Nothing in this Section 13 shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 14.

14. Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

15. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by such agreements. The Company hereby further acknowledges that no side agreement has been or will be entered into with any Investor with respect to the matters covered hereby.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Third Party Beneficiary. Each Investor acknowledges and agrees that each of the underwriters of the IPO, severally but not jointly, is a third party beneficiary entitled to rely on Section 5 and Schedule 3; receives the benefits of the covenants made by, and the responsibilities of, the Investors under Section 5 and Schedule 3; and may enforce such responsibilities against each Investor in accordance with the terms therein.

18. Termination. This Agreement shall automatically terminate and be of no further effect if the IPO has not closed on or before December 31, 2021 or such later date as the Parties may agree. In addition, the Company and any Investor may terminate this Agreement solely as between themselves by their mutual written consent, without impacting the continuing validity of this Agreement as between the Company on the one hand and any other Investor on the other hand. Upon any termination of this Agreement under this Section 18, this Agreement shall forthwith become wholly void and of no effect with respect to the applicable parties and the applicable parties shall be released from all future obligations hereunder, provided that (i) nothing herein shall relieve any such party from liability for any breach of this Agreement occurring prior to such termination, and (ii) the provisions of Sections 8 through this Section 18 shall remain in final force and effect and survive any termination of this Agreement pursuant to this Section 18.

19. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby.

20. Investor Description. The Company shall afford each Investor an opportunity in which to review and comment on any description of the Investor and/or the transactions contemplated by this Agreement that is to be included in the Registration Statement filed after the date hereof, press release or marketing materials used in connection with the Offering. Each Investor agrees to promptly provide a description of its organization and business activities and the beneficial ownership of any shares of the Company that it is acquiring hereunder to the Company (the “Investor Description”) as may be reasonably required to satisfy the disclosure obligations in connection with the Registration Statement and the prospectus therein under applicable laws. Without prejudice to the foregoing, each Investor also consents to the inclusion of the Investor Description, such Investor’s name as well as the matters relating to such Investor’s subscription of the Shares in the Registration Statement and the prospectus therein, and in press releases and other marketing materials for the Offering. Each Party hereby consents to the filing of this Agreement as an exhibit to the Registration Statement. Other than the Investor Description, the disclosure of the transactions contemplated under this Agreement and the filing of this Agreement, the Company shall not include in the Registration Statement or the prospectus therein any information regarding any of the Investors without such Investor’s prior written consent

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FULL TRUCK ALLIANCE CO. LTD.

By:	/s/ Hui Zhang
Name: Hui Zhang
Title: Chairman and Chief Executive Officer

[FTA – Signature Page to Concurrent Placement Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MIC Capital Management 20 RSC LTD

By:	/s/ Rodney Cannon
	Name:	Rodney Cannon
	Title:	Authorized Signatory

By:	/s/ Khaled Al Shamlan
	Name:	Khaled Al Shamlan
	Title:	Authorized Signatory

[FTA – Signature Page to Concurrent Placement Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ONTARIO TEACHERS’ PENSION PLAN BOARD

By:	/s/ Maggie Fanari
Name: Maggie Fanari
Title: Managing Director

[FTA – Signature Page to Concurrent Placement Share Purchase Agreement]

SCHEDULE 1

INVESTORS

Investor	Investment Amount
MIC Capital Management 20 RSC LTD	USD100,000,000
Ontario Teachers’ Pension Plan Board	USD100,000,000

SCHEDULE 2

ADDRESS FOR NOTICES

If to the Company:

No. 123 Kaifa Avenue

Economic and Technical Development Zone

Guiyang, Guizhou 550009

People’s Republic of China

Wanbo Science and Technology Park

20 Fengxin Road, Yuhuatai District

Nanjing, Jiangsu 210012

People’s Republic of China

With a required copy, which shall not constitute notice, to:

Simpson Thacher & Bartlett LLP

3901 China World Tower A

1 Jianguomenwai Avenue

Beijing 100004, China

Attention: Yang Wang

Email:      yang.wang@stblaw.com

Facsimile: +86-10-59652988

If to the Investors:

Investor	Address for Notice
MIC Capital Management 20 RSC LTD	Mubadala Capital, Office 1, Floor 17th, Al Sila Tower, ADGM Square, Al Maryah Island, PO Box 45005 Abu Dhabi, United Arabic Emirates
Ontario Teachers’ Pension Plan Board	5650 Yonge Street, Toronto, Ontario, M2M 4H5 Attention: Dan Kiang (Dan_Kiang@otpp.com), with a copy to law_investments@otpp.com

SCHEDULE 3

LOCK-UP

In consideration of the agreement by the Company to offer and sell the Class A Ordinary Shares to the Investors, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Investor agrees that during the period beginning from the public offering date set forth on the final prospectus used to sell the American depositary shares until the date that is 180 days after the public offering date set forth in the final prospectus used to sell the American depositary shares in the IPO (the “Lock-Up Period”), such Investor will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Class A Ordinary Shares or American depositary shares or securities convertible into or exchangeable or exercisable for any Class A Ordinary Shares or American depositary shares, whether now owned or hereinafter acquired, owned directly by such Investor (including holding as custodian) or with respect to which such Investor has beneficial ownership within the rules and regulations of the SEC or with respect to which such Investor has or hereinafter acquires the power of disposition (collectively, the “Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the representatives on behalf of the underwriters of the IPO (the “Representatives”). In addition, such Investor agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the U.S. Securities Act of 1933, as amended. The foregoing restriction is expressly agreed to preclude such Investor from engaging in any hedging or other similar transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Investor’s Securities even if such sale or disposition would be conducted by someone other than such Investor. Such prohibited hedging or other similar transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of such Investor’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Investor’s Securities.

Notwithstanding the foregoing, such Investor may transfer such Investor’s Securities (i) in transactions relating to such Investor’s Securities acquired in open market transactions after the completion of the IPO; (ii) in transactions relating to such Investor’s Securities acquired from the underwriters in the IPO, (iii) as a bona fide gift or gifts, or by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement, or through will or intestacy, provided that each donee, distributee or transferee thereof agrees to be bound in writing by the restrictions set forth herein, (iv) to immediate family members for the direct or indirect benefit of such family member, provided that each transferee thereof agrees to be bound in writing by the restrictions set forth herein; (v) to any trust for the direct or indirect benefit of such Investor or the immediate family members of such Investor, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (vi) if such Investor is a partnership, limited liability company, corporation or other business entity, to direct or indirect limited partners, or members, shareholders or “affiliates” (as such term is defined in Rule 12b-2 under the U.S.

Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of such Investor, or to any investment fund or other entity controlled or managed by such Investor or affiliates of such Investor (including, for the avoidance of doubt, where such Investor is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such general partner, partnership or fund), provided that each transferee thereof agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; and (vii) as part of the conversion of any outstanding securities into the Securities as described in the final prospectus relating to the IPO, provided that such Securities shall remain subject to the terms of this Schedule 3 for the remainder of the Lock-up Period, in each of (iv), (v) and (vi) and, provided that such Investor does not effect any public filing or report regarding such transfers. For purposes of this Schedule 3, “immediate family members” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, nothing in this Schedule 3 shall be deemed to prohibit (i) any transfer of any such Investor’s Securities to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans or in connection with tax or other obligations as a result of testate succession or intestate distribution, (ii) any transfer of such Investor’s Securities pursuant to any contractual arrangement that provides for the repurchase of such Investor’s Securities by the Company in connection with the termination of such Investor’s employment or other service relationship with the Company or any subsidiaries of the Company; (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of such Investor’s Securities, provided that such plan does not provide for the transfer of any such Investor’s Securities during the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such Investor or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of such Investor’s Securities may be made under such plan during the Lock-Up Period, or (iv) the exercise of any rights to acquire any such Investor’s Securities by means of cash or cashless exercises or the disposition of such Investor’s Securities to the Company, or exchange or conversion of any stock options or any other securities convertible into or exchangeable or exercisable for such Investor’s Securities granted pursuant to the Company’s equity incentive plans, provided that any such Investor’s Securities received upon such exercise, exchange or conversion (after taking into account any surrender of Securities in satisfaction of payment of the exercise price or any tax obligations in connection with a cashless option exercise) shall be subject to the terms of this Schedule 3.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Schedule 3. Such Investor hereby also agrees and consents to the entry of such stop transfer instructions with the Company’s transfer agent and registrar.

Such Investor understands that the Company and the underwriters of the IPO are relying upon this Schedule 3 in proceeding toward consummation of the IPO. This Schedule 3 shall be binding on such Investor and the successors, heirs, personal representatives and assigns of such Investor.

Notwithstanding anything herein to the contrary, if (i) the Offering has not occurred on or prior to December 31, 2021, (ii) the Company files an application to withdraw the Registration Statement relating to the Offering, (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to the closing of the Offering, (iv) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, or (v) the Lock-Up Period expires, whichever is the earliest, then, this Schedule 3 shall automatically terminate and be of no further force or effect, and the Investors shall be automatically released from all obligations hereunder.